EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated November 16, 2012 with respect to the consolidated financial statements, financial statement schedule and internal control over financial reporting included in the Annual Report of Griffon Corporation and subsidiaries on Form 10-K for the year ended September 30, 2012. We hereby consent to the incorporation by reference of said report in the Registration Statements of Griffon Corporation on Form S-3 (File No. 333-181278, effective July 5, 2012), Forms S-4 (File No. 333-175109, effective June 24, 2011, and File No. 333-181279, effective July 5, 2012) and Forms S-8 (File No. 33-39090, effective February 22, 1991; File No. 33-62966, effective May 19, 1993; File No. 33-52319, effective February 18, 1994; File No. 333-21503, effective February 10, 1997; File No. 333-62319, effective August 26, 1998; File No. 333-84409, effective August 3, 1999; File No. 333-67760, effective August 17, 2001; File No. 333-88422, effective May 16, 2002; File No. 333-102742, effective January 27, 2003; File No. 333-131737, effective February 10, 2006; File No. 333-133833, effective May 5, 2006; File No. 333-149811, effective March 19, 2008; File No. 333-157190, effective February 9, 2009; and File No. 333-172162, effective February 10, 2011).

/s/ GRANT THORNTON LLP

New York, New York
November 16, 2012